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                                                                       EXHIBIT 2

                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                        WARRANT TO PURCHASE COMMON STOCK

Registered Owner: Societe Generale Bank & Trust or its registered assigns

                                    ARTICLE I

                                Terms of Warrant

         FOR VALUE RECEIVED, The Wendt-Bristol Health Services Corporation, a Delaware corporation (the "Company") grants the following rights to the Registered Owner of this Warrant:

         1.1 Issue. Upon tender to the Company (as defined in paragraph 1.5 hereof), the Company shall issue to the Registered Owner hereof the number of shares specified in paragraph 1.2 hereof of fully paid and nonassessable shares of Common Stock of the Company that the Registered Owner is otherwise entitled to purchase.

         1.2 Number of Shares. The number of shares of Common Stock of the Company that the Registered Owner of this Warrant is entitled to receive upon exercise of this Warrant is 60,000 shares, subject to the adjustments set forth in Section 3.3.

         1.3 Exercise Price. The exercise price of this Warrant, the price at which the shares of stock purchasable upon exercise of this Warrant may be purchased, is Two Dollars (US$2.00) per share, subject to the adjustments set forth in Section 3.3.

         1.4 Exercise Period. This Warrant may only be exercised in whole or in part on or after March 26, 1997 and on or before February 14, 2002 ("Exercise Period"). If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

         1.5 Tender. The exercise of this Warrant must be accomplished by actual delivery of the Exercise Price in cash, certified check, or official bank draft in lawful money of the United States of America, and by surrender of this Warrant. The payment in U.S. Dollars and Warrant must be delivered to the offices of the Company and must comply in all respects with the Manner of Exercise Requirements set forth in Section 3.1.

         1.6 BOTH THE SECURITIES UNDERLYING THIS WARRANT AND THE WARRANT ITSELF HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE HOLDER OF THIS WARRANT PRIOR TO MARCH 26, 1997 CAN TRANSFER THIS WARRANT ONLY IF REGISTERED UNDER THE ACT, PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, OR IN TRANSACTIONS

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EFFECTED IN ACCORDANCE WITH THE PROVISIONS OF RULE 904 OF REGULATION S ADOPTED
UNDER THE ACT. THIS WARRANT MAY NOT BE EXERCISED AND CONVERTED INTO THE UNDERLYING SECURITIES UNLESS THE PERSON EXERCISING THIS WARRANT PROVIDES WRITTEN CERTIFICATION THAT HE, SHE OR IT IS NOT A "U.S. PERSON" AND IS NOT EXERCISING THIS WARRANT ON BEHALF OF A "U.S. PERSON" AS THAT TERM IS DEFINED UNDER RULE 902 OF REGULATION S ADOPTED UNDER THE ACT OR PROVIDES WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THIS WARRANT AND THE SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE ACT OR ARE EXEMPT FROM REGISTRATION UNDER THE ACT.

         Additional provisions of this Warrant are set forth on the reverse side of this Warrant.

                                       THE WENDT-BRISTOL HEALTH SERVICES
                                       CORPORATION, a Delaware Corporation


                                       By: /s/ Marvin D. Kantor
                                          -------------------------------------
                                          Name: Marvin D. Kantor
                                          Title: Chairman

Issue Date: February 14, 1997

                                   ARTICLE II

                               Terms of Ownership

         2.1 Transfer. Except as otherwise provided herein, this Warrant and all rights under it are transferable by the Registered Owner only on the books of the Company upon surrender hereof to the Company and must be conducted in compliance with the requirements of Regulation S adopted under the Act as then in effect.

         2.2 Recognition of Registered Owner. Prior to due presentment for registration of transfer of this Warrant, the Company shall treat the Registered Owner of this Warrant as its absolute owner for all purposes, as the person exclusively entitled to receive notices concerning this Warrant, and as the person otherwise entitled to exercise rights under this Warrant.

         2.3 Limited Rights of Registered Owner. Nothing contained in this Warrant shall be construed as conferring upon the Registered Owner the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect to any meeting of stockholders for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of

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meetings, or to receive dividends or subscription rights, until such Registered
Owner shall have exercised such Warrant and been issued shares of Common Stock in accordance with the provisions hereof.

         2.4 Lost, stolen, mutilated, or destroyed warrants. If this Warrant becomes lost, stolen, mutilated, or destroyed, the Company may, on whatever terms and conditions to indemnify or others it may in its discretion impose, issue a new Warrant of like denomination, tenor and date as the Warrant lost, stolen, mutilated, or destroyed upon the surrender and cancellation thereof.

                                   ARTICLE III

                                Terms of Exercise

         3.1 Manner of Exercise Requirements. In order to validly exercise this Warrant, the Registered Owner must comply with the following Manner of Exercise
Requirements:

         (a) the Registered Owner must be outside of the United States of America upon the exercise of the Warrant, the tender of the Exercise Price, the surrender of the Warrant, and the receipt of the Common Stock; and

         (b) the Registered Owner must provide either:

                  i) written certification that it is not a "U.S. person" as defined in Section 902(o) of Regulation S and that this Warrant is not being exercised on behalf of a "U.S. person;" or

                  ii) the written opinion of counsel to the effect that this Warrant and the Common Stock delivered upon exercise hereof have been registered under the Act or are exempt from registration thereunder.

         3.2 Partial Exercise. If this Warrant is exercised at one time for less than the maximum number of shares of Common Stock purchasable upon the exercise hereof, the Company shall issue to the Registered Owner of this Warrant a new warrant of like tenor representing the number of shares of Common Stock equal to the difference between the number of shares purchasable upon full exercise of this Warrant and the number of shares that were purchased upon the exercise of this Warrant.

         3.3 Effect of Corporate Transactions. The Exercise Price and number of shares of Common Stock to be issued upon exercise of this Warrant as set forth in Section 1.2 shall be subject to adjustment from time to time upon the happening of the following events while this Warrant remains outstanding:

                   (a) If, at any time during the Exercise Period, there shall be a merger or consolidation of the Company with or into another corporation, or the liquidation of the

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Company, then, as part of such merger, consolidation or liquidation, lawful provision shall be made so that the Registered Owner shall thereafter be entitled to receive on the exercise of this Warrant the number of shares of stock, other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which the Registered Owner would have been entitled on such merger, consolidation or liquidation as if this Warrant had been exercised immediately before such merger, consolidation or liquidation. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Registered Owner after the merger, consolidation or liquidation so that the provisions of this Warrant shall be applicable after such event, as near as reasonably may be, in relation to any shares, other securities or property deliverable after such event on the exercise of this Warrant.

                  (b) In case at any time during the Exercise Period, the shareholders of the Company shall have received or shall have become entitled to receive, without payment therefor:

                  (i) additional stock, other securities or property (other than cash) by way of dividend,

                  (ii) any cash (excluding cash dividends payable solely out of earnings or surplus of the Company), or

                  (iii) additional stock, other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement;

other than as provided for in Section 3.3(a) or other than additional shares of Common Stock issued as a stock dividend or in a stock-split as provided for in
Section 3.3(c), then, and in each such case, the Exercise Price shall be reduced by the fair market value (as determined in good faith by the Company's Board of Directors) of the portion of such stock, securities and property (including cash) applicable to one share of Common Stock on the record date fixed for determination of shareholders eligible to receive such items or, in the absence of a record date, the date of distribution of such items.

                  (c) In case the Company shall at any time during the Exercise Period (i) declare or pay any dividend on outstanding shares of Common Stock payable in Common Stock of the Company, (ii) effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend of its Common Stock) or (iii) combine or consolidate the outstanding shares of Common Stock into a lesser number of shares of Common Stock, by reclassification or otherwise, then, and in each such case, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number of such shares of Common Stock subject to this Warrant on such date, shall be proportionately adjusted so that the Registered Owner shall be entitled to receive the aggregate number of shares

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of Common Stock which, if this Warrant had been exercised immediately prior to such date at this Warrant then in effect, the Registered Owner would have owned upon the exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification.

         3.3 Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise of this Warrant hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

         3.4 Reservation of shares of Common Stock. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of this Warrant, through the close of business on the last day of the Exercise Period such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

                                   ARTICLE IV

                                  Miscellaneous

         4.1 Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Ohio (U.S.A.) without any reference to the principles of conflict of laws.

         4.2 Entire Understanding. This Warrant embodies the entire agreement between the Company and the Registered Owner regarding the terms of this Warrant, and supersedes all oral statements and prior writings relating to the Warrant.

         4.3 Notice. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the appropriate party at its address set forth below. The Company or Registered Owner may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         If to the Company:    The Wendt-Bristol Health Services Corporation
                               Two Nationwide Plaza
                               280 North High Street, Suite 760
                               Columbus, Ohio 43215
                               U.S.A.
                               Attn: President

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                                                                    SCHEDULE 1
                                                                    TO EXHIBIT 2


                                SERIES 1 WARRANTS

         The terms and conditions of the Series 1 Warrants are identical to those set forth in Exhibit 2, except for the total number of shares of common stock that may be purchased upon exercise of the warrant. The number of shares represented by each warrant varied as follows:

         1)       Warrants No. 2 and No. 3 = Thirty Thousand shares each;

         2)       Warrants No. 4 - No. 33 = Six Thousand shares each.

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